UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2010

VISUAL MANAGEMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-133936	68-0634458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Industrial Way North, Suite C
Toms River, New Jersey 08755
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 281-1355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On July 12, 2010, Visual Management Systems, Inc.’s digital surveillance product design and manufacturing subsidiary Intelligent Product Development Group, LLC (“iPDG”) terminated its Master Distributor Agreement (the “Agreement”) and Amendment to Master Distributor Agreement (the “Amendment”) with Visual Management Systems Dealer Group, LLC, of Lafayette, Louisiana (“Dealer Group”), for breach of the terms of the Agreement and Amendment by Dealer Group, including not fulfilling its sales volume requirements, not fulfilling its requirements regarding training and knowledge of iPDG’s product line, and misrepresentations made by individuals affiliated with Dealer Group regarding iPDG. As a result of the termination of the Agreement and Amendment, Dealer Group’s exclusive nationwide distributorship for iPDG products is also terminated, and iPDG is free to enter into new distribution agreements for territories including the United States.

The terms of the Agreement and Amendment were described in the Form 8-K filed by Visual Management Systems, Inc. with the Securities and Exchange Commission on April 23, 2010.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Management Systems, Inc.
(Registrant)

By:	/s/ Jason Gonzalez

Name:	Jason Gonzalez
Title:	President and Chief Executive Officer

Dated: July 26, 2010